News Release

For more information, please contact:
Investors:
Dexter Congbalay
224-306-1535
dexter.congbalay@lambweston.com

Media:
Shelby Stoolman
208-424-5461
shelby.stoolman@lambweston.com

Lamb Weston Reports Fiscal Fourth Quarter and Full Year 2017 Results; Provides Fiscal Year 2018 Outlook

Fourth Quarter 2017 Highlights

•	Net Sales increased 7% to $833 million
•	Income from operations increased 136% to $123 million; Adjusted Income from Operations(1) increased 5% to $122 million
•	Adjusted EBITDA including unconsolidated joint ventures(1) increased 12% to $176 million
•	Diluted EPS was $0.51, up from $0.29 in fourth quarter 2016
•	Adjusted Diluted EPS(1) was $0.51

Full Year 2017 Highlights

•	Net Sales increased 6% to $3,168 million
•	Income from operations increased 39% to $518 million; Adjusted Income from Operations(1) increased 24% to $542 million
•	Adjusted EBITDA including unconsolidated joint ventures(1) increased 19% to $707 million; Pro forma Adjusted EBITDA including unconsolidated joint ventures(1) was $692 million
•	Diluted EPS was $2.22, up from $1.92 in full year 2016
•	Adjusted Diluted EPS(1) was $2.32
•	Pro forma Adjusted Diluted EPS(1) was $2.02

Fiscal Year 2018 Outlook

•	Net Sales expected to increase at low-to-mid single digit rate
•	Adjusted EBITDA including unconsolidated joint ventures(1) expected to be $740-$760 million

EAGLE, ID (July 25, 2017) – Lamb Weston Holdings, Inc. (NYSE: LW) announced today its fourth quarter and full year 2017 results, and provided its outlook for fiscal year 2018.

“We are pleased with our solid performance in fiscal year 2017, as we continued to deliver high service levels for our customers, while completing the spinoff from Conagra and building a strong foundation for sustainable growth as an independent company,” said Tom Werner, President and CEO. “We are also proud of our financial performance for the year as we exceeded each of our financial goals through balanced price/mix and volume-driven sales growth as well as disciplined cost management to expand product contribution margins.”

“Looking ahead to fiscal year 2018, we anticipate the operating environment to remain generally favorable, with solid demand growth for frozen potato products across most of our markets. In addition, we expect the industry’s production capacity to continue to be constrained, especially in North America. We are confident in our ability to build upon the momentum that we have created, leverage our investments in additional capacity to support our customers, execute our strategies and win in the marketplace to deliver on our outlook for the year.”

Summary of Fourth Quarter and FY 2017 Full Year Results
($ in millions, except per share)

		Year-Over-Year		Year-Over-Year
	Q4 2017	Growth Rates	FY 2017	Growth Rates
Net sales	$832.5	7%	$3,168.0	6%
Income from operations	$122.5	136%	$518.3	39%
Net income attributable to Lamb Weston	$75.9	78%	$326.9	15%
Diluted EPS	$0.51	76%	$2.22	16%

Adjusted EBITDA including unconsolidated joint ventures(1)	$176.4	12%	$707.1	19%
Pro forma Adjusted EBITDA including unconsolidated joint ventures(1)			$692.1
Adjusted Diluted EPS(1)	$0.51	(11%)	$2.32	10%
Pro forma Adjusted Diluted EPS(1)			$2.02

Q4 2017 Commentary

Net sales were $832.5 million, up 7 percent versus the year-ago period. Volume increased 4 percent, with growth across all business segments. Price/mix increased 3 percent due to pricing actions and favorable product and customer mix.

Income from operations rose 136 percent to $122.5 million from the prior year period and included $2.8 million of costs related to the spinoff from Conagra Brands, Inc. (formerly ConAgra Foods, Inc., “Conagra”) and a $3.1 million non-cash gain on assets. Most of the increase reflects the impact of $64.1 million of expenses incurred in the prior year period, including pension charges for actuarial losses and costs related to the spinoff. Excluding these comparability items, favorable price/mix and volume, as well as supply chain efficiency savings, largely drove the growth in income from operations, partially offset by packaging, manufacturing, edible oil and transportation and warehousing cost inflation. In addition, selling, general and administrative expense rose, largely due to incremental costs associated with being a stand-alone public company, as well as higher incentive compensation costs attributable to the Company’s operating performance.

Adjusted EBITDA including unconsolidated joint ventures(1) was $176.4 million, up 12 percent versus the prior year, mainly reflecting higher equity method investment earnings as well as growth in income from operations.

Diluted EPS increased 76 percent to $0.51 from $0.29 in the fourth quarter of fiscal 2016, largely due to pension charges for actuarial losses and costs related to the spinoff from Conagra in the prior year period, higher equity method investment earnings and growth in income from operations. The increase was partially offset by higher interest costs. Adjusted Diluted EPS(1) was $0.51, down 11 percent from $0.57 in the prior year period, primarily due to higher interest costs, partially offset by higher equity method investment earnings and growth in income from operations.

The effective tax rate(2) was 34 percent in the fourth quarter of fiscal 2017.

Q4 2017 Segment Highlights

Global

Global Segment Summary

		Year-Over-Year
	Q4 2017	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net Sales	$421.4	6%	2%	4%
Segment Product Contribution Margin(1)	$83.9	10%

Net sales for the Global segment, which is comprised of the top 100 North American based restaurant chain customers as well as its international business, increased 6 percent to $421.4 million. Volume increased 4 percent, driven by growth in both domestic and international markets. Price/mix increased 2 percent, largely reflecting price increases and improvement in customer and product mix.

Global Segment Product Contribution Margin(1) increased 10 percent to $83.9 million, primarily driven by favorable volume and price/mix.

Foodservice

Foodservice Segment Summary

		Year-Over-Year
	Q4 2017	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net Sales	$277.0	9%	8%	1%
Segment Product Contribution Margin(1)	$89.3	24%

Net sales for the Foodservice segment, which services North American foodservice distributors and restaurant chains outside the top 100 North American based restaurant chain customers, increased 9 percent to $277.0 million. Price/mix increased 8 percent, reflecting pricing actions and improvement in customer and product mix. Volume increased 1 percent, largely driven by demand from independent restaurant operators, as well as small and mid-sized restaurant chains.

Foodservice Segment Product Contribution Margin(1) increased 24 percent to $89.3 million, primarily driven by favorable price/mix.

Retail

Retail Segment Summary

		Year-Over-Year
	Q4 2017	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net Sales	$99.0	5%	(2%)	7%
Segment Product Contribution Margin(1)	$14.7	(17%)

Net sales for the Retail segment, which includes sales of Alexia branded, licensed branded and private label products to grocery, mass merchant and club customers in North America, increased 5 percent to $99.0 million. Volume increased 7 percent, primarily driven by growth of private label products.  Price/mix declined 2 percent, largely due to higher trade spending in support of the introduction of Grown in Idaho branded products as well as unfavorable mix.

Retail Segment Product Contribution Margin(1) declined 17 percent to $14.7 million, mainly due to lower price/mix.

Equity Method Investment Earnings

Equity method investment earnings from unconsolidated joint ventures were $23.8 million, an increase of $8.4 million from the prior year period, as favorable price/mix and cost savings initiatives more than offset the impacts of higher raw potato costs in Europe.

Fiscal Year 2017 Commentary

Net sales were $3,168.0 million, up 6 percent versus the year-ago period. Price/mix increased 4 percent due to pricing actions and favorable product and customer mix. Volume increased 2 percent, with growth across all business segments.

Income from operations rose 39 percent to $518.3 million from the prior year period, and included $26.5 million of costs related to the spinoff from Conagra as well as a $3.1 million non-cash gain on assets. A portion of the increase for fiscal

2017 reflects the impact of $64.9 million of expenses incurred in the prior year, which are largely comprised of the actuarial losses of a pension liability and costs related to the spinoff. Favorable price/mix, volume gains and supply chain efficiency savings largely drove the remainder of the increase. The increase was partially offset by edible oil, manufacturing and packaging inflation, as well as higher selling, general and administrative expenses, largely due to incremental costs associated with being a stand-alone public company and higher incentive compensation costs attributable to the Company’s operating performance.

Adjusted EBITDA including unconsolidated joint ventures(1) was $707.1 million, up 19 percent versus the prior year period, mainly reflecting growth in income from operations. Pro forma Adjusted EBITDA including unconsolidated joint ventures(1) was $692.1 million, and includes an additional $15.0 million of selling, general and administrative expenses to reflect the full-year impact of incremental costs associated with being a stand-alone public company.

Diluted EPS increased 16 percent to $2.22 from $1.92 in fiscal 2016, largely due to higher income from operations and pension charges for actuarial losses in the prior year. The increase was partially offset by higher interest expense, higher costs related to the spinoff from Conagra and lower equity method investment earnings. Adjusted Diluted EPS(1) was $2.32, up 10 percent from $2.11 in the prior year, primarily due to higher income from operations, partially offset by higher interest costs. Pro forma Adjusted Diluted EPS(1) was $2.02 and includes the after-tax, per share impact of the additional selling, general and administrative expenses described above as well as an additional $50.0 million of interest expense to reflect the full-year impact of the Company’s capital structure after the spinoff.

The effective tax rate(2) was 33 percent for fiscal 2017.

Fiscal Year 2017 Segment Highlights

Global

Global Segment Summary

		Year-Over-Year
	FY 2017	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net Sales	$1,624.8	5%	1%	4%
Segment Product Contribution Margin(1)	$343.0	16%

Net sales for the Global segment increased 5 percent to $1,624.8 million. Volume increased 4 percent, driven by growth in both domestic and international markets. Price/mix increased 1 percent, largely reflecting price increases as well as improved customer and product mix.

Global Segment Product Contribution Margin(1) increased 16 percent to $343.0 million, primarily driven by favorable price/mix, supply chain efficiency savings and volume gains.

Foodservice

Foodservice Segment Summary

		Year-Over-Year
	FY 2017	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net Sales	$1,030.0	9%	8%	1%
Segment Product Contribution Margin(1)	$333.1	31%

Net sales for the Foodservice segment increased 9 percent to $1,030.0 million. Price/mix increased 8 percent, reflecting pricing actions as well as improvement in customer and product mix.

Foodservice Segment Product Contribution Margin(1) increased 31 percent to $333.1 million, largely due to favorable price/mix, supply chain efficiency savings and volume gains.

Retail

Retail Segment Summary

		Year-Over-Year
	FY 2017	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net Sales	$384.9	3%	2%	1%
Segment Product Contribution Margin(1)	$78.3	13%

Net sales for the Retail segment increased 3 percent to $384.9 million. Price/mix increased 2 percent, reflecting higher prices and favorable customer and product mix. Volume increased 1 percent, primarily driven by growth of licensed brands and private label products.

Retail Segment Product Contribution Margin(1) increased 13 percent to $78.3 million, driven by favorable price/mix, supply chain efficiency savings, lower advertising and promotional expense and volume gains.

Equity Method Investment Earnings

Equity method investment earnings from unconsolidated joint ventures were $53.3 million, a decrease of $18.4 million from the prior year, largely due to a $17.7 million non-cash gain related to the settlement of a pension plan of the Company’s Lamb-Weston/Meijer joint venture in the prior year, as well as higher raw potato costs in Europe, which were essentially offset by favorable price/mix and cost savings initiatives.

Outlook

The Company provides earnings guidance on a non-GAAP basis and does not reconcile guidance to GAAP as the Company cannot predict certain elements that are included in reported GAAP results, including costs related to the spinoff from Conagra and other items impacting comparability.

FY 2018 Outlook Summary

Net sales growth rate	Low-to-Mid Single Digits

Adjusted EBITDA including unconsolidated joint ventures(1)	$740-$760 million

Interest expense	$105-110 million

Effective tax rate(2)	33% to 34%

Cash used for capital expenditures	Approximately $225 million

For fiscal 2018, the Company expects:

•

Net sales to grow low-to-mid single digits, with price/mix and volume growth improving in the second half of the year as new pricing structures for an increasing number of customer contracts become effective and as the Company’s new processing capacity becomes available.

•

Adjusted EBITDA including unconsolidated joint ventures(1) in the range of $740 million to $760 million, including higher selling, general and administrative expenses as a percentage of sales due to the full-year impact of incremental costs associated with being a stand-alone public company, as well as higher advertising and promotional expense in support of the launch of the Company’s Grown in Idaho product line in retail. Using the mid-point of the range, this represents an increase of approximately 8 percent versus a fiscal 2017 pro forma Adjusted EBITDA including unconsolidated joint ventures of $692 million.

In addition, the Company expects:

•

Total interest expense to be in the range of $105 million to $110 million, which is an increase of approximately $45 million to $50 million from fiscal 2017 due to the full-year impact of the Company’s capital structure after the spinoff.

•	An effective tax rate(2) in the range of 33 to 34 percent.

•

Cash used for capital expenditures of approximately $225 million, with the majority spent in the first half of the fiscal year as the Company completes the construction of an additional production line at its Richland, Washington facility.

End Notes

(1)

Adjusted EBITDA including unconsolidated joint ventures, pro forma Adjusted EBITDA including unconsolidated joint ventures, Adjusted Income from Operations, Adjusted Diluted EPS, pro forma Adjusted Diluted EPS and Segment Product Contribution Margin are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information. Pro forma Adjusted Diluted EPS includes $15.0 million ($10.0 million after-tax) and $50.0 million ($33.2 million after-tax), respectively, for a full year of stand-alone public company costs and interest expense for a full year to reflect the Company’s capital structure.

(2)	The effective tax rate is calculated as the ratio of income tax expense to pre-tax income, inclusive of equity method investment earnings.

Webcast and Conference Call Information

Lamb Weston will host a conference call to review its fourth quarter and fiscal year 2017 results at 10:00 a.m. EDT today. A listen-only webcast will be provided at www.lambweston.com.

About Lamb Weston

Lamb Weston, along with its joint venture partners, is a leading supplier of frozen potato, sweet potato, appetizer and vegetable products to restaurants and retailers around the world.  For more than 60 years, Lamb Weston has led the industry in innovation, introducing inventive products that simplify back-of-house management for our customers and make things more delicious for their customers.  From the fields where Lamb Weston potatoes are grown to proactive customer partnerships, Lamb Weston always strives for more and never settles.  Because, when we look at a potato, we see possibilities.  Learn more about us at lambweston.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances.  The Company undertakes no responsibility for updating these statements.  Readers of this press release should understand that these statements are not guarantees of performance or results.  Many factors could affect the Company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this press release.  These risks and uncertainties include, among other things:  the Company’s ability to successfully execute its long-term value creation strategy; the competitive environment and related conditions in the markets in which we operate; political and economic conditions of the countries in which it conducts business and other factors related to its international operations; disruption of its access to export mechanisms; its ability to complete proposed acquisitions or integrate acquired businesses or execute on large capital projects; its future debt levels; the availability and prices of raw materials; changes in its relationships with its growers or significant customers; the success of its joint ventures; actions of governments and regulatory factors affecting its businesses; the ultimate outcome of litigation or any product recalls; levels of  pension, labor and people-related expenses; its ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and other risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance on any forward-looking statements included in this press release, which speak only as of the date of this press release.

Non-GAAP Financial Measures

To supplement the financial information included in this press release, the Company has presented Adjusted Income from Operations, Adjusted EBITDA including unconsolidated joint ventures, pro forma Adjusted EBITDA including unconsolidated joint ventures, Adjusted Diluted EPS, pro forma Adjusted Diluted EPS and Segment Product Contribution Margin, each of which is considered a non-GAAP financial measure. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") that are presented in this press release. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net income, diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.

Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting these non-GAAP financial measures provide investors with useful information because they (i) provide meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.

Lamb Weston Holdings, Inc.

Combined and Consolidated Statements of Earnings

(dollars in millions, except per-share amounts)

	(unaudited)
	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	May 28,	May 29,	May 28,	May 29,
	2017	2016 (1)	2017 (1)	2016 (1)
Net sales	$832.5	$777.0	$3,168.0	$2,993.8
Cost of sales	632.5	594.6	2,381.5	2,326.4
Gross profit	200.0	182.4	786.5	667.4
Selling, general and administrative expenses (2)	77.5	130.5	268.2	294.1
Income from operations	122.5	51.9	518.3	373.3
Interest expense, net	26.6	1.6	61.2	5.9
Income before income taxes and equity method earnings	95.9	50.3	457.1	367.4
Income tax expense	41.2	20.3	170.2	144.5
Equity method investment earnings (3)	23.8	15.4	53.3	71.7
Net income	78.5	45.4	340.2	294.6
Less: Income attributable to noncontrolling interests	2.6	2.8	13.3	9.3
Net income attributable to Lamb Weston Holdings, Inc.	$75.9	$42.6	$326.9	$285.3
Earnings per share
Basic	$0.52	$0.29	$2.22	$1.92
Diluted	$0.51	$0.29	$2.22	$1.92
Dividends declared per common share	$0.1875	$—	$0.3750	$—

Computation of diluted earnings per share:
Net income attributable to Lamb Weston Holdings, Inc.	$75.9	$42.6	$326.9	$285.3
Less: Increase in redemption value of noncontrolling interests in excess of earnings allocated	0.5	0.5	2.1	4.8
Net income available to Lamb Weston common stockholders	$75.4	$42.1	$324.8	$280.5
Diluted weighted average common shares outstanding	146.7	146.0	146.6	146.0
Diluted earnings per share	$0.51	$0.29	$2.22	$1.92

(1)

On November 9, 2016, Lamb Weston Holdings, Inc. (“Lamb Weston”) separated from Conagra Brands, Inc. (formerly ConAgra Foods, Inc., “Conagra”) and became an independent publicly-traded company through the pro rata distribution by Conagra of 100% of the outstanding common stock of Lamb Weston to Conagra stockholders (the “Separation”). The combined and consolidated earnings in all periods prior to November 9, 2016, were carved out of Conagra’s consolidated financial statements. These financial statements may not reflect what the Company’s results of operations would have been had it operated as a separate stand-alone public company and may not be indicative of its future results of operations. These financial statements should be read together with the consolidated financial statements and notes in our fiscal 2017 Form 10-K.

(2)

The thirteen and fifty-two weeks ended May 28, 2017, include $2.8 million and $26.5 million, respectively, of expenses related to the Separation as discussed in footnote (1) above. In all periods, the expenses related primarily to professional fees. The thirteen and fifty-two weeks ended May 28, 2017, both include a  $3.1 million non-cash gain on assets.

The thirteen and fifty-two weeks ended May 29, 2016, include $4.6 million and $5.3 million, respectively, of Separation-related expenses. In all periods, the expenses related primarily to professional fees. The thirteen and fifty-two weeks ended May 29, 2016, both include $59.5 million of non-cash charges reflecting Lamb Weston’s portion of the actuarial losses in excess of 10% of Conagra’s pension liability for Conagra sponsored plans.

(3)	The fifty-two weeks ended May 29, 2016, includes a $17.7 million non-cash gain related to the settlement of a pension plan of the Company’s Lamb-Weston/Meijer joint venture.

Lamb Weston Holdings, Inc.

Combined and Consolidated Balance Sheets

(dollars in millions, except share data)

	May 28,	May 29,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$57.1	$36.4
Receivables, less allowance for doubtful accounts of $0.5 and $0.5	185.2	186.5
Inventories	525.0	498.9
Prepaid expenses and other current assets	90.9	58.2
Total current assets	858.2	780.0
Property, plant and equipment, net	1,271.2	1,043.1
Goodwill	133.0	133.9
Intangible assets, net	37.2	39.6
Equity method investments	178.6	155.2
Other assets	7.4	6.5
Total assets	$2,485.6	$2,158.3

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Short-term borrowings	$22.0	$24.9
Current portion of long-term debt and financing obligations	37.9	13.5
Accounts payable	295.0	238.0
Accrued liabilities	200.5	133.2
Total current liabilities	555.4	409.6
Long-term liabilities:
Long-term debt, excluding current portion	2,365.0	104.6
Deferred income taxes	90.5	144.0
Other noncurrent liabilities	71.2	52.1
Total long-term liabilities	2,526.7	300.7
Commitments and contingencies
Redeemable noncontrolling interest	50.7	47.4
Stockholders' equity:
Common stock of $1.00 par value, 600,000,000 shares authorized; 146,080,901 shares issued	146.1	—
Parent companies' invested equity	—	1,409.8
Additional distributed capital	(904.8)	—
Retained earnings	121.0	—
Accumulated other comprehensive loss	(9.3)	(9.2)
Treasury stock, at cost, 6,143 common shares	(0.2)	—
Total stockholders' equity (deficit)	(647.2)	1,400.6
Total liabilities and stockholders’ equity	$2,485.6	$2,158.3

Lamb Weston Holdings, Inc.

Combined and Consolidated Statements of Cash Flows

(dollars in millions)

	Fifty-Two Weeks Ended
	May 28,	May 29,
	2017	2016
Cash flows from operating activities
Net income	$340.2	$294.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangibles and debt issuance costs	109.1	95.9
Stock-based compensation expense	15.4	8.9
Earnings of joint ventures in excess of distributions	(22.3)	(33.8)
Deferred income taxes	14.8	20.7
Other	(4.8)	(12.2)
Changes in operating assets and liabilities, net of acquisitions:
Receivables	1.2	(15.1)
Inventories	(26.1)	(10.7)
Income taxes payable/receivable, net	(16.1)	—
Prepaid expenses and other current assets	(11.9)	3.5
Accounts payable	12.1	7.5
Accrued liabilities	35.3	23.0
Net cash provided by operating activities	$446.9	$382.3
Cash flows from investing activities
Additions to property, plant and equipment	(287.4)	(152.3)
Proceeds from sale of assets	2.1	8.0
Net cash used for investing activities	$(285.3)	$(144.3)
Cash flows from financing activities
(Repayments) proceeds from short-term borrowings, net	(2.8)	21.4
Proceeds from issuance of debt	798.1	30.0
Debt repayments	(23.8)	(39.1)
Payments of debt issuance costs	(12.3)	—
Net transfers (to) from Conagra	(38.8)	(236.8)
Cash distribution to Conagra at Separation	(823.5)	—
Dividends paid	(27.4)	—
Cash distributions paid to noncontrolling interest	(12.2)	(8.3)
Other	0.7	—
Net cash used for financing activities	$(142.0)	$(232.8)
Effect of exchange rate changes on cash and cash equivalents	1.1	0.6
Net increase (decrease) in cash and cash equivalents	20.7	5.8
Cash and cash equivalents, beginning of the period	36.4	30.6
Cash and cash equivalents, end of period	$57.1	$36.4

Lamb Weston Holdings, Inc.

Segment Information

(unaudited, dollars in millions)

	Thirteen Weeks Ended
			Year-Over-
	May 28,	May 29,	Year Growth
	2017	2016	Rates	Price/Mix	Volume
Segment sales
Global	$421.4	$396.9	6%	2%	4%
Foodservice	277.0	254.6	9%	8%	1%
Retail	99.0	94.1	5%	(2%)	7%
Other	35.1	31.4	12%	(6%)	18%
	$832.5	$777.0	7%	3%	4%

Segment product contribution margin (1)
Global	$83.9	$76.6	10%
Foodservice	89.3	71.9	24%
Retail	14.7	17.8	(17%)
Other	4.5	8.1	(44%)
	192.4	174.4	10%
Other selling, general, and administrative expenses	69.9	122.5	(43%)
Income from operations	$122.5	$51.9	136%

Items impacting comparability (2)
Expenses related to the Separation	$2.8	$4.6
Non-cash gain on assets	(3.1)	—
Expense related to actuarial losses in excess of 10% of related pension liability	—	59.5

Adjusted income from operations (3)	$122.2	$116.0	5%

(1)

Segment product contribution margin excludes general corporate expenses and interest expense because management believes these amounts are not directly associated with segment performance for the period.

(2)	The thirteen weeks ended May 28, 2017 and May 29, 2016, include $2.8 million and $4.6 million, respectively, of expenses related to the Separation. The expenses related primarily to professional fees.

The thirteen weeks ended May 28, 2017, includes  a $3.1 million non-cash gain on assets.

The thirteen weeks ended May 29, 2016, includes $59.5 million of charges reflecting Lamb Weston’s portion of the actuarial losses in excess of 10% of Conagra’s pension liability for Conagra sponsored plans.

(3)

Adjusted income from operations is a non-GAAP financial measure. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of the Company. These non-GAAP measures provide a means to evaluate the performance of Lamb Weston’s segments and the Company on an ongoing basis using the same measures that are frequently used by the Company’s management and assist in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Lamb Weston Holdings, Inc.

Segment Information

(unaudited, dollars in millions)

	Fifty-Two Weeks Ended
			Year-Over-
	May 28,	May 29,	Year Growth
	2017	2016	Rates	Price/Mix	Volume
Segment sales
Global	$1,624.8	$1,549.4	5%	1%	4%
Foodservice	1,030.0	946.0	9%	8%	1%
Retail	384.9	372.1	3%	2%	1%
Other	128.3	126.3	2%	5%	(3%)
	$3,168.0	$2,993.8	6%	4%	2%

Segment product contribution margin (1)
Global	$343.0	$296.5	16%
Foodservice	333.1	254.7	31%
Retail	78.3	69.6	13%
Other	9.5	21.0	(55%)
	763.9	641.8	19%
Other selling, general, and administrative expenses	245.6	268.5	(9%)
Income from operations	$518.3	$373.3	39%

Items impacting comparability (2)
Expenses related to the Separation	$26.5	$5.3
Non-cash gain on assets	(3.1)	—
Expense related to actuarial losses in excess of 10% of related pension liability	—	59.5
Expenses related to SCAE Plan	—	0.1

Adjusted income from operations (3)	$541.7	$438.2	24%

(1)

Segment product contribution margin excludes general corporate expenses and interest expense because management believes these amounts are not directly associated with segment performance for the period.

(2)

The fifty-two weeks ended May 28, 2017 and May 29, 2016, include  $26.5 million and $5.3 million, respectively, of expenses related to the Separation.  The expenses related primarily to professional fees.

The fifty-two weeks ended May 28, 2017, includes  a $3.1 million non-cash gain on assets.

The fifty-two weeks ended May 29, 2016, includes $59.5 million of charges reflecting Lamb Weston’s portion of the actuarial losses in excess of 10% of Conagra’s pension liability for Conagra sponsored plans and $0.1 million of costs incurred in connection with Conagra’s initiative to improve selling, general and administrative effectiveness and efficiencies, which is referred to as the Supply Chain and Administrative Efficiency Plan (the “SCAE Plan”).

(3)

Adjusted income from operations is a non-GAAP financial measure. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of the Company. These non-GAAP measures provide a means to evaluate the performance of Lamb Weston’s segments and the Company on an ongoing basis using the same measures that are frequently used by the Company’s management and assist in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Lamb Weston Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited, dollars in millions, except per-share amounts)

	Thirteen Weeks Ended May 28, 2017
				Equity		Less: Income	Net Income
			Income	Method		Attributable to	Attributable
	Income From	Interest	Tax	Investment		Noncontrolling	to Lamb	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Interests	Weston	EPS
As reported	$122.5	$26.6	$41.2	$23.8	$78.5	$2.6	$75.9	$0.51
Items impacting comparability (1) (2):
Expenses related to the Separation	2.8	—	1.0	—	1.8	—	1.8	0.01
Non-cash gain on assets	(3.1)	—	(1.1)	—	(2.0)	—	(2.0)	(0.01)
Total items impacting comparability	(0.3)	—	(0.1)	—	(0.2)	—	(0.2)	—
Adjusted (3)	$122.2	$26.6	$41.1	$23.8	$78.3	$2.6	$75.7	$0.51

	Thirteen Weeks Ended May 29, 2016
				Equity		Less: Income	Net Income
			Income	Method		Attributable to	Attributable
	Income From	Interest	Tax	Investment		Noncontrolling	to Lamb	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Interests	Weston	EPS
As reported	$51.9	$1.6	$20.3	$15.4	$45.4	$2.8	$42.6	$0.29
Items impacting comparability (1) (2):
Expenses related to the Separation	4.6	—	1.7	—	2.9	—	2.9	0.02
Expense related to actuarial losses in excess of 10% of related pension liability	59.5	—	22.0	—	37.5	—	37.5	0.26
Total items impacting comparability	64.1	—	23.7	—	40.4	—	40.4	0.28
Adjusted (3)	$116.0	$1.6	$44.0	$15.4	$85.8	$2.8	$83.0	$0.57

Lamb Weston Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures Continued

(unaudited, dollars in millions, except per-share amounts)

	Fifty-Two Weeks Ended May 28, 2017
				Equity		Less: Income	Net Income
			Income	Method		Attributable to	Attributable
	Income From	Interest	Tax	Investment		Noncontrolling	to Lamb	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Interests	Weston	EPS
As reported	$518.3	$61.2	$170.2	$53.3	$340.2	$13.3	$326.9	$2.22
Items impacting comparability (1) (2):
Expenses related to the Separation	26.5	—	9.8	—	16.7	—	16.7	0.11
Non-cash gain on assets	(3.1)	—	(1.1)	—	(2.0)	—	(2.0)	(0.01)
Total items impacting comparability	23.4	—	8.7	—	14.7	—	14.7	0.10
Adjusted (3)	$541.7	$61.2	$178.9	$53.3	$354.9	$13.3	$341.6	$2.32
Pro forma Adjustments (4):
Selling, general and administrative expenses	$(15.0)	—	(5.0)	—	(10.0)	—	(10.0)	(0.07)
Interest expense	(50.0)	—	(16.8)	—	(33.2)	—	(33.2)	(0.23)
Pro forma Adjusted (4):	$476.7	$61.2	$157.1	$53.3	$311.7	$13.3	$298.4	$2.02

	Fifty-Two Weeks Ended May 29, 2016
				Equity		Less: Income	Net Income
			Income	Method		Attributable to	Attributable
	Income From	Interest	Tax	Investment		Noncontrolling	to Lamb	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Interests	Weston	EPS
As reported	$373.3	$5.9	$144.5	$71.7	$294.6	$9.3	$285.3	$1.92
Items impacting comparability (1) (2):
Expenses related to the Separation	5.3	—	2.0	—	3.3	—	3.3	0.02
Expense related to actuarial losses in excess of 10% of related pension liability	59.5	—	22.0	—	37.5	—	37.5	0.26
Expenses related to SCAE Plan	0.1	—	—	—	0.1	—	0.1	—
Gain related to pension plan settlement	—	—	(4.4)	(17.7)	(13.3)	—	(13.3)	(0.09)
Total items impacting comparability	64.9	—	19.6	(17.7)	27.6	—	27.6	0.19
Adjusted (3)	$438.2	$5.9	$164.1	$54.0	$322.2	$9.3	$312.9	$2.11

(1)	See footnotes (2) and (3) to the Combined and Consolidated Statements of Earnings above for a discussion of the items impacting comparability.

(2)	Items impacting comparability are tax-effected at the marginal rate based on the applicable tax jurisdiction.

(3)

Adjusted income from operations, income tax expense, equity method investment earnings, net income, net income attributable to Lamb Weston and diluted earnings per share are non-GAAP financial measures. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of Lamb Weston. These non-GAAP measures provide a means to evaluate the performance of Lamb Weston on an ongoing basis using the same measures that are frequently used by the Company’s management and assist in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP.  The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(4)

Pro forma Adjusted EBITDA including unconsolidated joint ventures includes a full year of stand-alone public company costs and interest expense for a full year to reflect the Company’s capital structure. Pro forma adjustments are tax-effected at our effective tax rate adjusted for items impacting comparability.

Lamb Weston Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited, dollars in millions)

To supplement the financial information included in this Earnings Release, we have presented Adjusted EBITDA including unconsolidated joint ventures, which is considered a non-GAAP financial measure. The following table reconciles net income attributable to Lamb Weston to Adjusted EBITDA including unconsolidated joint ventures.

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	May 28,	May 29,	May 28,	May 29,
	2017	2016	2017	2016
Net income attributable to Lamb Weston Holdings, Inc.	$75.9	$42.6	$326.9	$285.3
Income attributable to noncontrolling interests	2.6	2.8	13.3	9.3
Equity method investment earnings	(23.8)	(15.4)	(53.3)	(71.7)
Interest expense, net	26.6	1.6	61.2	5.9
Income tax expense	41.2	20.3	170.2	144.5
Income from operations	122.5	51.9	518.3	373.3
Depreciation and amortization	28.4	24.4	106.6	95.9
Items impacting comparability (1)
Expenses related to the Separation	2.8	4.6	26.5	5.3
Non-cash gain on assets	(3.1)	—	(3.1)	—
Expense related to actuarial losses in excess of 10% of related pension liability	—	59.5	—	59.5
Expenses related to SCAE Plan	—	—	—	0.1
Adjusted EBITDA (2) (3)	150.6	140.4	648.3	534.1

Unconsolidated Joint Ventures (4)
Equity method investment earnings	23.8	15.4	53.3	71.7
Interest expense, income tax expense, and depreciation and amortization
included in equity method investment earnings	5.6	5.1	22.5	18.2
Items impacting comparability (1)
Gain related to pension plan settlement	—	—	—	(17.7)
Add: Adjusted EBITDA from unconsolidated joint ventures	29.4	20.5	75.8	72.2

Consolidated Joint Ventures (4)
Income attributable to noncontrolling interests	(2.6)	(2.8)	(13.3)	(9.3)
Interest expense, income tax expense, and depreciation and amortization
included in income attributable to noncontrolling interests	(1.0)	(0.9)	(3.7)	(3.6)
Subtract: EBITDA from consolidated joint ventures	(3.6)	(3.7)	(17.0)	(12.9)

Adjusted EBITDA including unconsolidated joint ventures (2)	$176.4	$157.2	$707.1	$593.4

Selling, general and administrative expenses (5)			15.0

Pro forma Adjusted EBITDA including unconsolidated joint ventures (5)			$692.1

(1)	See footnotes (2) and (3) to the Combined and Consolidated Statements of Earnings above for a discussion of the items impacting comparability.

(2)

Adjusted EBITDA including unconsolidated joint ventures is a non-GAAP financial measure. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of the Company. Lamb Weston presents this measure because the Company believes it provides a means to evaluate the performance of the Company on an ongoing basis using the same measure frequently used by the Company’s management and assists in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP.  This non-GAAP measure is not intended to be a  substitute for GAAP financial measures and should not be used as such.

(3)	Adjusted EBITDA includes EBITDA from consolidated joint ventures.

(4)

Lamb Weston holds equity interests in three potato processing joint ventures, including 49.99% of Lamb Weston BSW, LLC and 50% of Lamb-Weston/RDO Frozen and Lamb-Weston/Meijer v.o.f.  Lamb Weston consolidates the financial statements of Lamb Weston BSW, LLC and accounts for its ownership in the other joint ventures under the equity method of accounting.

(5)	Pro forma Adjusted EBITDA including unconsolidated joint ventures includes a full year of stand-alone public company costs.